Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-140689) of our reports dated March 12, 2007 relating to the consolidated financial statements of JMP Group LLC and the financial statements of JMP Holdings Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, CA

May 7, 2007